Exhibit 10.38

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 1                                                          December 21, 1998
                          GALVESTON'S STEAKHOUSE CORP.
                            SECURED EXCHANGEABLE NOTE
                             DUE SEPTEMBER 28, 2003

         FOR VALUE RECEIVED, GALVESTON'S STEAKHOUSE CORP., a Delaware corporation (the "Company") hereby promises to pay to Talisman Capital Opportunity Fund Ltd. having an address at 16101 La Grande Drive, Suite 100, Little Rock, Arkansas, 72211 (the "Noteholder"), or registered assigns, on or before September 28, 2003 (the "Maturity Date"), the principal sum of $1,350,000.00 (one million three hundred fifty thousand dollars) and to pay interest from the date hereof on the principal sum remaining unpaid at the rate of 12.000% per annum based on a 360-day year, such interest to accrue from the date hereof and to be payable upon exchange of the Note into common stock, until the whole amount of principal hereof shall be paid. The Coupon Rate of the Note shall increase by 225 basis points every 360 days, up to a maximum of 25%. Principal and interest shall be payable in lawful money of the United States of America at the principal office of the Noteholder or at such other place as the registered holder may designate from time to time in writing to the Company.


1.       EXCHANGE.

          (a) For the first 90 calendar days following Closing the Exchange Price shall be $ 5.50. On the 91st calendar day following Closing, the Exchange Price shall be the Noteholders option of:

              (i)      $5.500; or


              (ii) The average of the four low trades in the primary market for trading in the Company's common stock (as defined by Bloomberg L.P.) over the 22 trading days immediately preceding the Exchange Date, reduced by the Exchange Discount (as defined below) in effect during that particular calendar month. The Exchange Discount shall be as follows:

                 DAYS FROM DECEMBER 21,1998         DISCOUNT
                 91-180                             15.0%
                 181-270                            20.0%
                 271- maturity                      25.0%


          (b) In order to effect the exchange of all or part of the Note, the Noteholder shall issue a Notice of Exchange substantially in the form attached hereto (the "Notice of Exchange") which may be sent via facsimile or regular mail and surrender the Note for Exchange within three (3) business days if the Note is not already in possession of the Company. The Notice of Exchange pertaining to any portion of the Note may be tendered for exchange up to 12:00 p.m. Central Standard Time (the "Exchange Date") and is deemed to have been tendered upon confirmation of facsimile being sent or deposit into the mail. Exchange occurs once the Notice of Exchange has been delivered to the Company (which delivery may be by facsimile). The Notice of Exchange will include all pricing observations up to and including the trading date immediately preceding the Exchange Date. To the extent that any portion of the
              Note is exchanged, the rights of the Noteholder with respect to such portion of the Note shall cease and the Noteholder shall be deemed to have become the holder of record of the shares of Exchange Shares represented thereby.

          (c) No fractional Common shares shall be issued upon Exchange of the Note. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall round up to the nearest whole Common Size. In the case of a dispute as to the calculation of the Exchange Price, the Purchaser's calculation shall be deemed conclusive absent manifest error.

          (d) Within five days after exchange has been effected, the Company will deliver, either via Express Mail or DTC/DWAC electronic transfer to the Noteholder:

                                (i) a certificate or certificates representing
                                    the number of exchange Shares issuable by reason of exchange in the name of the Noteholder and in such denomination or denominations as the Noteholder has specified; and

                               (ii) a new Note representing any principal
                                    balance which was not exchanged into
                                    Exchange Shares in connection with such
                                    exchange.

          (e) The issuance of certificates for Exchange Shares upon Exchange of the Note and/or interest will be delivered by the Company within five business days of the Notice of Exchange or the interest payment due date and will be made without charge to the Noteholder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exchange and the related issuance of Exchange Shares. In the event the certificates are not delivered within such five business day period, the Company shall pay to the Noteholder Liquidated Damages as listed below for each day until the date such certificates are delivered to the Noteholder. Such Liquidated Damages shall be paid within three (3) days of delivery of the shares or within three (3) days of the end of each 30 day period.

                                              Liquidated Damages For Each
                                              $10,000 of Note Principal
                No. Business Days Late        Amount Being Exchanged
                ----------------------        ----------------------
                         1                    $100
                         2                    $200
                         3                    $300
                         4                    $400
                         5                    $500
                         6                    $600
                         7                    $700
                         8                    $800
                         9                    $900
                         10                   $1000
                         >10                  1000 + $200 for each Business Day
                                              Late beyond 10 days.


          (f) The Company shall at all times have authorized, reserved and set aside a sufficient number of Common Shares for the exchange of all shares with respect to the Note and interest then outstanding to facilitate exchange thereof.

          (g) The Exchange Price in effect at any time and the number and kind of securities issuable upon the exercise of the Note shall be subject to adjustment from time to time upon the happening of certain events as follows after the date hereof and through and including the Maturity Date:

                              (i) In case the Company shall (1) declare a
                                  dividend or make a distribution to its
                                  outstanding shares of Common Stock in shares of Common Stock, (2) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exchange Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exchange Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock immediately prior to such action. Such adjustment shall be made each time any event listed above shall occur.

                             (ii) Whenever the Exchange Price is adjusted
                                  pursuant to Subsection (i) above, the number of Exchange Shares purchasable upon exchange of the Note shall be simultaneously be adjusted by multiplying the number of Exchange Shares initially issuable upon exchange of the Note by the

                                  Exchange Price in effect on the date hereof and dividing the product so obtained by the Exchange Price, as adjusted.

                            (iii) All calculations under this Section 1.3(g)
                                  shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                             (iv) Whenever the Exchange Price is adjusted, as
                                  herein provided, the Company shall promptly cause a notice setting forth the adjusted Exchange Price and adjusted number of Exchange Shares issuable upon exercise of the Note to be mailed to the Noteholder, at its last address appearing in the Company's register. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 1.3(g)(iii), and a certificate signed by such firm or the Company's Chief Financial Officer shall be conclusive evidence of the correctness of such adjustment.

         (h) In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Company (a "Corporate Change") (other than a Corporate Change in which all or substantially all of the consideration received by the holders of the Company's equity securities upon such Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any affiliate thereof), this Note shall be exchangeable into such class and type or securities as the holder would have received had the holder exchanged the Note immediately prior to such Corporate Change, as appropriately adjusted to equitably reflect the Exchange Price and any stock dividend, stock split or share combination of the Common Stock after such corporate event.

         (i) Effective as of September 28, 2003, all remaining principal amount of this Note not exchanged plus all accrued and unpaid interest and fees shall automatically and without further action on the part of such holders, be paid in cash.

         (j) If the Common Stock issuable upon exchange of this Note at any time or from time to time after the Issuance Date shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 1g(i) and g(ii), or a reorganization, merger, consolidation or sale of assets provided for in Section 1h, then, and in each event, an appropriate revision to the exchange Price shall be made and provisions shall be made (by adjustments of Exchange Price or otherwise) so that the holder of this Note shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by the Holder of the number of shares of Common Stock into which such Note might have been exchanged immediately prior to such reclassifications, exchange, substitution or other change, all subject to further adjustment as provided herein.

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

         (k) For the life of the Note, if there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends provided for in Sections g(i) and (ii)), or a reorganization, merger, consolidation or sale of assets provided for in Section h, then, and in each event, an appropriate revision to the Exchange Price shall be made and provisions shall be made (by adjustments of Exchange Price or otherwise) so that the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from such reorganization, merger, consolidation, or sale, to which a holder of Common Stock deliverable upon exchange of such shares would have been entitled upon such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 1(k) with respect to the rights of the Holder of this Note after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 1(k) (including any adjustment in the applicable Exchange Ratio then in effect and the number of shares of stock or other securities deliverable upon exchange of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

         (l) For 36 months following the Issuance Date, if the Company shall issue or sell any shares of Common Stock to any party other than Company Employees for a consideration per share which shall be less than eighty (80%) percent of the Average Closing Bid Price per share of Common Stock for the five (5) consecutive trading days immediately prior to the time of such issue or sale (the "Trigger Price"), then forthwith upon such issue or sale, the number of shares of Common Stock issuable upon exchange of the
              Note in effect immediately prior to such issue or sale shall be adjusted by multiplying the number of shares of Common Stock issuable upon exchange of the Note in effect immediately prior to the time of such issue or sale by a fraction:

                       (A) the numerator of which shall be (i) the total number
                           of shares of Common Stock issued and outstanding immediately after such issue or sale, multiplied by
                           (ii) the Trigger Price; and

                       (B) the denominator of which shall be the sum of (i) the
                           number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Trigger Price, plus (ii) the consideration received by the Company upon such issue or sale.

         (m) In case at any time the Company shall grant, issue or sell (whether directly or by assumption in a merger or otherwise) any rights or warrants to subscribe for or to purchase, or any options for the purchase of Common Stock or any stock or securities exchangeable into or exchangeable for Common Stock, whether or not such rights or warrants or options or the right to convert or exchange any such Exchangeable Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or warrants or options or upon exchange or exchange of such Exchangeable Securities shall be less than the Trigger Price as of the date of granting such rights or warrants or options as the case may be, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights (other than rights issued pursuant to a stockholders rights plan adopted by the Company) or warrants or options or upon exchange or exchange of the total maximum amount of such Exchangeable Securities issuable upon the exercise of such rights or warrants or options shall (as of the date of granting of such rights or warrants or options) be deemed to be outstanding and to have been issued for such price per share.

         (n) No further adjustments of the number of shares of Common Stock issuable upon exchange of this Note shall be made upon the actual issue of such Common Stock or of such Exchangeable Securities upon exercise of such rights or warrants or options or upon the actual issue of such Common Stock upon exchange of such Exchangeable Securities.

         (o) The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions herein and in the Note Purchase Agreement in the taking of all such action as may be necessary or appropriate in order to protect the Exchange Rights of the Holder against impairment.

         (p) Upon occurrence of each adjustment or readjustment of the Exchange Price or number of shares of Common Stock issuable upon exchange of the Note pursuant to this Section 1, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish notice to each holder of such Note, a certificate setting forth such adjustment and readjustment. The Company shall, upon written request of the Holder, furnish or cause to be furnished to such Holder a like certificate setting forth such adjustments and readjustments, the applicable Exchange Price in effect at the time and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the exchange of such Note.

         (q) The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on exchange of this Note pursuant hereto; provided that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such exchange.

         (r) The Company shall at all times reserve and keep available, out of its authorized but unused shares of Common Stock, solely for the purpose of effecting the exchange of the Note, the full number of shares deliverable upon exchange of all the Note from time to time outstanding. The Company shall, from time to time in accordance with the Delaware General Corporations Law, as amended, increase the authorized number of shares of Common Stock if at any time the unused number of authorized shares shall not be sufficient to permit the exchange of all of the Note at the time outstanding. In such connection, the Company shall hold a special meeting of stockholders for the purpose of authorizing additional shares of Common Stock not later than 120 days after any date in which the Company shall have insufficient shares of Common Stock so reserved. Failure to keep available and authorized unissued shares available to facilitate exchanges of the Notes shall constitute an Event of Default hereunder.


         (s) At any time after the Closing Date, the Company may call the Note from the Holder at the greater of: (a) 150% premium to par value of the Note plus all accrued and unpaid interest and fees; or (b) the intrinsic value of the Note plus accrued interest and any unpaid fees and expenses; intrinsic value is herein defined as:
              (applicable market price - maximum exchange price) x ((principal amount of Note outstanding + any and all accrued and unpaid interest + fees)/ (maximum exchange price)). The Company must give the Holder ten (10) trading days notice, via facsimile and overnight courier prior to calling the Note. The company expressly warrants that by the issuance of a Call for Redemption of the Note, that it has cash available to make such redemption. A Call for Redemption of the Note is irrevocable once issued by the Company. Redemptions must be paid in cash on the 10th trading day following its issuance. Failure to pay such redemption shall constitute an Event of Default under the terms of this Note.


         (t)  Once the Buyer submits a Notice of Exchange, as described in
              Section 1(b) herein, the Company may not Call that portion of the Note tendered for exchange.

2. REGISTRAR. The Company shall maintain at its principal office a register of the Notes and shall record therein the names and addresses of the registered holders of the Notes, the address to which notices are to be sent and the address to which payments are to be made as designated by the registered holder if other than the address of the holder, and the particulars of all transfers, exchanges and replacements of Notes. No transfer of a Note shall be valid unless the registered holder or his or its duly appointed attorney request such transfer to be made on such register, upon surrender thereof for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Company. Each Note issued hereunder, whether originally or upon transfer, exchange or replacement of a Note, shall be registered on the date of execution thereof by the Company. The registered holder of a Note shall be that person or entity in whose name the Note has been so registered by the Company. A registered holder shall be deemed the owner of a Note for all purposes, and the Company shall not be affected by any notice to the contrary.

3. TRANSFER AND EXCHANGE. Subject to compliance with the restriction on transfer set forth in the Notice Purchase Agreement, the registered holder of any Note or Notes may, prior to maturity, surrender such Note or Notes at the principal office of the Company for holder of its intention to make such exchange and without expense (other than applicable transfer taxes, if any) to such registered holder, the Company shall issue in exchange therefor another Note or Notes dated the date to which interest has been paid on, and for the unpaid principal amount of, the Note or Notes so surrendered, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Subject to the restrictions on transfer set forth in the Note Purchase Agreement, each new Note shall be made payable to such person or entity, as the registered holder of such surrendered Note or Notes may designate.

4. REPLACEMENT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Note and, if requested by the Company in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor, in the amount of unpaid principal of such Note, and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note.

5. DEFAULT. The Company shall be in default under this Note upon the occurrence of: (i) any of the events specified in Section 5 hereof and failure to cure such default within five (5) days after receipt of written notice thereof from the Noteholder; (ii) any of the events specified in
     Section 5(b) or 5(d) hereof and the failure to cure such default within ten
     (10) days after receipt of written notice thereof from the Noteholder; or
     (iii) any of the events specified in Section 5(c) hereof (any of the foregoing being an "Event of Default"):

                       (a) Failure to make any principal or interest payment
                           required under this Note on the due date of such payment;

                       (b) If the Company shall default in the performance of or
                           compliance with any of its material covenants or agreements contained herein, whether expressed or implied, or in the Purchase Agreement, and such default shall not have been remedied within ten (10) calendar days after written notice thereof shall have been delivered to the Company by the Holder of this Note;

                       (c) Insolvency of, business failure of, or an assignment
                           for the benefit of creditors by or the filing of a petition under bankruptcy,


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

                           insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by the Company, or commenced against the Company which is not discharged within thirty (30) days;

                       (d) If the Company shall not, at the time of receipt of a
                           exchange Notice hereunder, have a sufficient number of authorized and unissued shares of its Common Stock available for issuance to the holder of this Note upon exchange of all or any portion of this Note in accordance with the terms hereof, and such default shall not have been remedied within thirty (30) calendar days from the date of such Exchange Notice;

                       (e) If any representation or warranty made in writing by
                           or on behalf of the Company in the Purchase Agreement shall prove to have been false or incorrect in any material respect on the date as of which made;

                       (f) If the Company shall make an assignment for the
                           benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy or shall have an order for relief under the Bankruptcy Act granted against it or them, or shall be adjudicated bankrupt or insolvent, or shall file any answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or the Company or its directors shall take any action looking to the dissolution or liquidation of the Company.

                       (g) If the Company fails to deliver Exchange Shares
                           within 10 days from the Notice of Exchange Date;

                       (h) If the Company fails to pay Liquidated Damage amounts
                           due to lack of registration or late SEC registration of underlying common shares;

                       (i) If the Company fails to pay Liquidated Damages due to
                           the Noteholder due to the late delivery of shares;

                       (j) If the Company fails to pay the Redemption amount
                           within 10 days as specified in Section 1(s) herein;

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

                       (k) If the Company fails to deliver to the Purchaser
                           completed collateral security documentation with regard to the Collateral, Pledge and Security Agreement, and such default shall not have been remedied within five (5) calendar days after written notice thereof shall have been delivered to the Company by the Holder of this Note.

6. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default, the Company agrees that monetary damages may be difficult or impossible to determine, and alone are inadequate protections for the Noteholders. Therefore, the Purchaser may, in its sole determination upon the occurrence of an Event of Default, declare the Note immediately due and payable.

     The Noteholder shall have all the rights and remedies, at law and in equity, by statue or otherwise, and no remedy herein conferred upon the Noteholder is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity by statue or otherwise. Furthermore, the Noteholder shall been able to call on injunctive relief and/or a specific order for compliance as determined by the Noteholders in their sole discretion and as so ordered by a court of law.

7. CHANGES: PARTIES. This Note can only be changed by an agreement in writing signed by the Company and the Noteholder. This Note shall inure to the benefit of and be binding upon the Company and the Noteholder and their respective successors and assigns.

8. WAIVER OF PRESENTMENT. The Company hereby waives, presentment, demand, notice, protest and all other demands and notices in connection with the delivery acceptance, performance, default or enforcement of this Note.




             [The remainder of this page left intentionally blank.]

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


9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.


         IN WITNESS WHEREOF, the Company has executed this Note as of the day and year set forth above.




                                                GALVESTON'S STEAKHOUSE CORP.


                                                By: ____________________________

                                                Its: ___________________________

                                                                   EXHIBIT 10.39

                              EMPLOYMENT AGREEMENT




                  AGREEMENT made as of December 15, 1998, by and between GALVESTON'S STEAKHOUSE CORP., a Delaware corporation having its principal office at 151 E. Alessandro Boulevard, Riverside, California 92508 (hereinafter referred to as the "Company"), and DAVID N.
TREAT (hereinafter referred to as "Executive").



                              W I T N E S S E T H:



                  WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, pursuant to the terms and conditions hereof;

                  NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

                  1. EMPLOYMENT. The Company hereby employs Executive and Executive hereby agrees to be employed by the Company, subject to the terms and conditions hereinafter set forth.

                  2. TERM. The initial term of this Agreement shall begin on the date hereof (the "Employment Date") and shall continue for a period of five (5) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, the term of this Agreement may be extended for such additional period or periods as shall be mutually agreed to in writing by Executive and the Company.

                  3. DUTIES. The Executive shall perform such duties and functions as Senior Director of Operations for the Company as are determined from time to time by the Board of Directors of the Company. Executive acknowledges that the Company intends to promote him to the position of Vice President of Operations for the Company as soon as the Company's stated streamline savings program goals are achieved, for which goals he will be responsible for implementing within six months. In the performance of his duties, Executive shall comply with the policies of and be subject to the reasonable direction of the Board of Directors of the Company.

                  The Executive agrees to devote his entire working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Executive shall not, directly or indirectly, alone or as a member of any partnership, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere

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
with the performance of his duties hereunder, or which, even if non-interfering, may be inimical to or contrary to the best interests of the Company.

                  4. COMPENSATION. As compensation for the services to be rendered by Executive hereunder, the Company agrees to pay or cause to be paid to Executive, and Executive agrees to accept, an annual salary of Eighty Thousand ($80,000.00) Dollars payable in bi-weekly installments. Following the Executive's promotion to the position of Vice President of Operations for the Company, the Company agrees to pay or cause to be paid to Executive, and Executive agrees to accept, an annual salary of One Hundred Fifty Thousand ($150,000.00) Dollars payable in bi-weekly installments.

                  5. COMPENSATION. The Company shall grant to the Executive, effective as of the date hereof, stock options (the "Options") to purchase up to 75,000 shares of the Company's common stock at an exercise price of $4.96 per share, being the average of the closing market prices of the Company's common stock for the seven (7) business days prior to the date hereof. The Options shall not be exercisable in any respect until the first anniversary of their date of grant and shall thereafter be exercisable over a five-year period in accordance with the following vesting schedule:


Anniversary Date of Grant                Number of Vested Shares
--------------------------------------------------------------------------------
First Anniversary Date                   15,000 (or 20%)
Second Anniversary Date                  30,000 (or 40%)
Third Anniversary Date                   45,000 (or 60%)
Fourth Anniversary Date                  60,000 (or 80%)
Fifth Anniversary Date                   75,000 (or 100%)

                  The Company may also pay Executive such other additional compensation as may from time to time be determined by the Company.

                  6. EMPLOYEE BENEFITS. During the period Executive is employed hereunder, Executive shall be permitted to participate in all group health, hospitalization and disability insurance programs, pension plans and similar benefits that are now or may become available to employees of the Company. In addition, the Company shall purchase a term life insurance policy on the life of Executive with a death benefit in the amount of $100,000 as to which Executive shall have the right to designate one or more beneficiaries. During the period Executive is employed hereunder, Executive shall be entitled to vacations in accordance with the vacation policy of the Company.

                  7. REIMBURSEMENT OF EXPENSES. During the period Executive is employed hereunder, the Company shall reimburse Executive for reasonable and necessary out-of-pocket expenses advanced or expended by Executive or incurred by him for or on behalf of the Company in connection with his duties hereunder in accordance with its customary policies and practices, including but not limited to, the out-of-pocket expenses for a national pager, a cellular

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phone and a leased automobile; provided however, that the reimbursement for the leased automobile (exclusive of gas and insurance) shall not exceed $500 per month.

                  8.       TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

                           (a)      The Executive's employment hereunder may be
terminated at any time upon written notice by the Company, upon the occurrence of any of the following events:

                                    (i) the death of Executive;

                                    (ii) the disability of Executive (as defined
in paragraph (b)); or

                                    (iii) the determination that there is cause
(as hereinafter defined) for such termination upon ten (10) days' prior written notice to Executive.

                           (b)      For purposes hereof, the term "disability"
shall mean the inability of Executive, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of six (6) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

                           (c) For purposes hereof, "cause" shall mean and be
limited to (i) Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (ii) Executive's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiaries, or which would constitute a felony in the jurisdiction involved would have occurred,
(iii) Executive's breach of any of the representations, warranties or covenants set forth in this Agreement, or (iv) Executive's continuing, repeated, wilful failure or refusal to perform his duties required by this Agreement. Whether or not "cause" shall exist in each case shall be determined by the Board of Directors of the Company in its sole discretion.

                           (d)      In the event that the Executive's employment
is terminated by the Company pursuant to the provisions of clause (i), (ii) or
(iii) of subparagraph 8(a), Executive (or his estate, as the case may be) will be entitled to only his accrued salary through the termination date and nothing more.

                           (e)      Notwithstanding anything to the contrary set
forth above, the Company shall also have the right to terminate Executive's employment hereunder at any time without cause, in which case the Company, as payment in full of all amounts due and owing by the Company to Executive, shall continue to pay Executive his salary for the period commencing on the effective date of such termination and ending on the date which is six (6) months thereafter.

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
                  9.       REPRESENTATIONS AND AGREEMENTS OF EXECUTIVE.

                  The Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts, restrictive covenants or other restrictions preventing the performance of his duties hereunder.

                  10. NON-COMPETITION.

                           (a)      Executive agrees that if his employment is
terminated for any reason or if he leaves the employ of the Company for any reason, for a period of one (1) year from the date of such termination of employment, he will not directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer or director, licensor or in any capacity whatsoever engage in, become financially interested in, be employed by, render consulting services to, or have any connection with, any business which is competitive with the business activities of the Company or its subsidiaries ("Competitive Business"), in any geographic area where, during the time of his employment, the business of the Company or any of its subsidiaries is being or had been conducted in any manner whatsoever, or hire or attempt to hire for any Competitive Business any employee of the Company or any subsidiary thereof, or solicit, call on or induce others to solicit or call on, directly or indirectly, any customers or prospective customers of the Company for the purpose of inducing them to purchase or lease a product or service which may compete with any product or service of the Company; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent of any class of stock or securities of such company.

                           (b)      If any portion of the restrictions set forth
in paragraph (a) should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

                           (c)      The Executive declares that the foregoing
territorial and time limitations are reasonable and properly required for the adequate protection of the business of the Company. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Executive agrees to the reduction of either said territorial or time limitation to such area or period which said court shall have deemed reasonable.

                           (d)      The existence of any claim or cause of
action by Executive against the Company or any subsidiary other than under this Agreement shall not constitute a defense to the enforcement by the Company or any subsidiary of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

                  11.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                           (a)      The Executive shall not, during the term of
this Agreement, and at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any confidential information acquired by him during the course of or as an incident to his employment hereunder, relating to the Company or any of its subsidiaries, the directors of the Company or its subsidiaries, any client of the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary information, trade secrets, know-how, market studies and forecasts, competitive analyses, the substance of agreements with clients and others, client lists and any other documents embodying such confidential information.

                           (b)      All information and documents relating to
the Company, its affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company, and Executive shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Executive's possession or control shall be returned and left with the Company.

                  12. RIGHT TO INJUNCTION. The Executive recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value, the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Executive, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Executive agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Executive to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

                  13. AMENDMENT OR ALTERATION. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

                  14. GOVERNING LAW. All matters concerning the validity, construction, enforcement, interpretation and performance under this Agreement shall be governed by the laws of the State of California, without giving effect to any conflict of laws principles thereunder.

                  15. SEVERABILITY. The holding of any provision of this Agreement to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

                  16. NOTICES. Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or sent by certified mail to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

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
                  17. WAIVER OR BREACH. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

                  18. ENTIRE AGREEMENT AND BINDING EFFECT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns.

                  19. ASSIGNMENT. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party.

                  20. SURVIVAL. The termination of Executive's employment hereunder shall not affect the enforceability of Sections 10 and 11 hereof.

                  21. FURTHER ASSURANCES. The parties agree to execute and deliver all such further instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement.

                  22. HEADINGS. The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

                  23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

GALVESTON'S STEAKHOUSE CORP.


By:  ------------------------------------
     Richard M. Lee
     Chairman and Chief Executive Officer

-----------------------------------------
DAVID N. TREAT

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